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                        LIBERTY FINANCIAL COMPANIES, INC.
                 EXHIBIT 12 - STATEMENT RE COMPUTATION OF RATIOS
                                 ($ in millions)

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
                                                                  THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                        JUNE 30                    JUNE 30
                                                               -------------------------- ---------------------------
                                                                   2001         2000          2001          2000
                                                               ------------- ------------ -------------- ------------

Earnings:

   Pretax income                                                      $5.0        $47.7           $5.8       $110.1
   Add fixed charges:
       Interest on indebtedness                                       14.5         10.1           29.7         19.9
       Portion of rent representing the interest factor                1.6          1.3            3.2          2.5
       Accretion to face value of redeemable
             convertible preferred stock                                 -            -              -          0.2
                                                               ------------- ------------ -------------- ------------
   Sub-total of income as adjusted                                    21.1         59.1           38.7        132.7
       Interest on fixed annuities and financial products            153.4        133.2          301.9        260.5
                                                               ------------- ------------ -------------- ------------

   Total income as adjusted                                         $174.5       $192.3         $340.6       $393.2
                                                               ============= ============ ============== ============

Fixed charges:

   Interest on indebtedness                                          $14.5        $10.1          $29.7        $19.9
   Portion of rent representing the interest factor                    1.6          1.3            3.2          2.5
   Accretion to face value of redeemable
          convertible preferred stock                                    -            -              -          0.2
                                                               ------------- ------------ -------------- ------------
   Sub-total of fixed charges                                         16.1         11.4           32.9         22.6
   Interest on fixed annuities and financial products                153.4        133.2          301.9        260.5
                                                               ------------- ------------ -------------- ------------
   Combined fixed charges                                            169.5        144.6          334.8        283.1
   Preferred stock dividends                                           0.3          0.4            0.5          0.7
                                                               ------------- ------------ -------------- ------------
   Fixed charges and preferred stock dividends                      $169.8       $145.0         $335.3       $283.8
                                                               ============= ============ ============== ============

Ratio of earnings to fixed charges:

   Excluding interest on fixed annuities and financial
     products                                                       1.31 x       5.18 x         1.18 x       5.87 x
                                                               ============= ============ ============== ============
   Including interest on fixed annuities and financial
     products                                                       1.03 x       1.33 x         1.02 x       1.39 x
                                                               ============= ============ ============== ============

Ratio of earnings to combined fixed charges and preferred stock dividends:

   Excluding interest on fixed annuities and financial
     products                                                       1.29 x       5.01 x         1.16 x       5.70 x
                                                               ============= ============ ============== ============
   Including interest on fixed annuities and financial
     products                                                       1.03 x       1.33 x         1.02 x       1.39 x
                                                               ============= ============ ============== ============

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